Exhibit 10.2

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT dated as of March 7, 2005 (this “Pledge Agreement”), is made and entered into by Microvision, Inc., a Delaware corporation (“Pledgor”), in favor of Paulson Capital Corporation, an Oregon corporation (“Secured Party”).

RECITALS

A. Secured Party has agreed to loan $1,000,000 to Pledgor (the “Loan”). In consideration for the Loan, Pledgor has agreed to issue to Secured Party a Non-Recourse Secured Promissory Note, substantially in the form of Exhibit A, in the amount of $1,000,000 (the “Note”) evidencing Pledgor’s obligation to repay the Loan.

B. To secure payment of the Note, Pledgor has agreed to pledge 405,000 shares of Common Stock of Lumera Corporation, a Delaware corporation, (“Lumera”), to Secured Party (the “Shares”).

C. In connection Pledgor’s pledge of the Shares, Pledgor has agreed to cause Lumera to file a registration statement with the Securities and Exchange Commission covering the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Pledgor agree as follows:

1. Pledge. As security for the prompt and complete payment of the principal of and interest on the Note, Pledgor hereby delivers, pledges and assigns to Secured Party and creates in Secured Party a security interest in the Shares (the Shares sometimes referred to herein as the “Pledged Securities”). Pledgor agrees that in the event Pledgor shall become entitled to any redemption proceeds or distribution of stock or other securities in respect of the Pledged Securities, such redemption proceeds or distribution of stock or other securities will be additional security under this Pledge Agreement.

2. Delivery of Stock. To protect the security interests created under Section 1 above, Secured Party shall retain the certificates representing the Pledged Securities. Pledgor will deliver to Secured Party executed blank stock powers in the forms attached as Exhibit B for use in the event the Pledged Securities are sold or transferred in accordance with the provisions of this Pledge Agreement.

3. Release of Collateral. Secured Party shall release its security interest upon payment in full of the principal of and interest on the Note, this Pledge Agreement shall terminate, and Pledgor shall be entitled to the return of the Pledged Securities that have not been sold or otherwise applied pursuant to the provisions of this Pledge Agreement.

4. Administration of Security. The following provisions shall govern the administration of the Pledged Securities:

(a) So long as the Note is not in default, Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Pledge Agreement or the Note, including, without limitation, to exercise all voting rights.

(b) At any time any amount is due and unpaid under the Note, if Pledgor shall have received or shall have become entitled to receive, any cash payments or other distributions in respect of the Pledged Securities, then, and in each case, Pledgor shall deliver to Secured Party such amount in partial payment of the principal of and interest due on the Note, with such amounts to be applied to accrued interest or principal payable under the Note, as applicable.

(c) Pledgor shall immediately upon request by Secured Party and in confirmation of the security interests hereby created, execute and deliver to Secured Party such further instruments, deeds, transfers, assurances and agreements, in form and substance as Secured Party shall request, including any financing statement and amendments thereto, or any other documents, as required under Oregon law and any other applicable law to protect the security interests created hereunder.

5. Remedies in Case of an Event of Default.

(a) In case an Event of Default (as defined in the Note) shall have occurred and be continuing, Secured Party shall have all of the remedies of a secured party under the Oregon Uniform Commercial Code and, without limiting the foregoing, shall have the right to sell, assign and deliver the whole or, from time to time, any part of the Pledged Securities, or any interest in any part thereof, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except Secured Party shall give ten (10) days’ notice to Pledgor of the time and place of any sale pursuant to this Section 5), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Secured Party shall, in their discretion, determine. Pledgor hereby waives and releases any and all right or equity of redemption whether before or after sale hereunder. At any such sale Secured Party may bid for and purchase the whole or any part of the Pledged Securities so sold free from any such right or equity of redemption. Secured Party shall apply the proceeds of any such sale first to the payment of all costs and expenses, including reasonable attorneys’ fees, incurred by Secured Party in enforcing their rights under this Pledge Agreement and then to the payment of interest on and principal of the Note, with such payments to be applied to accrued interest or principal payable under the Note, in Secured Party’ discretion, and the Shares shall be reissued in the name of the purchaser.

(b) Pledgor recognizes that Secured Party may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), or in the rules and regulations promulgated thereunder. Pledgor represents to Secured Party that it has entered into a Registration Rights Agreement with Lumera substantially in the form set forth in Exhibit C (the “Registration Rights Agreement”) and that the Registration Rights Agreement is a valid and binding agreement of Lumera, enforceable against Lumera in accordance with its terms. Unless and until all the principal of and interest on the Note is paid, Pledgor agrees, to take such action as may be required to cause Lumera to file a registration statement under the Act with respect to the resale of the Shares (the “Registration Statement”) and to take such other action as may be required to cause the Shares to be resellable pursuant to the Registration Statement at all times during the period (the “Registration Period”) beginning June 5, 2005, or beginning on July 5, 2005 if the Securities and Exchange Commission reviews the Registration Statement, and ending on the first anniversary of the date hereof, including, but not limited to the prompt and diligent exercise all of its rights under the Registration Rights Agreement. Pledgor agrees to indemnify and hold harmless Secured Party from and against any loss resulting from the failure of Lumera to have caused the Shares to be resellable without restriction at all times during the Registration Period, other than periods in which Lumera suspends the use of the Registration Statement as provided in the Registration Rights Agreement. For the purpose of the foregoing sentence, any such loss shall be conclusively deemed to be the difference between the highest sale price of Lumera Common Stock during the Registration Period in which the Shares were required to be, and were not, resellable without restriction and the closing sale price on the first anniversary of the date hereof or such earlier date on which the Shares become resellable without restriction. Pledgor acknowledges and agrees that Secured Party’s rights under this Section 5(b) are enforceable notwithstanding that the Note is non-recourse. The obligations of Pledgor under this 5(b) are expressly contingent upon the Secured Party’s providing information with respect to such party and it’s intended method of distribution as is required under applicable law and to the Secured Party agreeing to customary indemnification of Lumera and Pledgor for claims based solely on such information (capped at the net proceeds received by the Secured Party on sales pursuant to the Registration Statement).

(c) If any other consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by Secured Party pursuant to this Section 5 of the Pledged Securities, or any partial disposition of the Pledged Securities, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use their best efforts to secure the same.

(d) Neither failure nor delay on the part of Secured Party to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6. Pledgors’s Obligations Not Affected. The obligations of Pledgor under this Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Note, or any assignment or transfer of the Note; (b) any exercise or non-exercise by Secured Party of any right, remedy, power or privilege under or in respect of this Pledge Agreement or the Note, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Pledge Agreement or the Note, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of Secured Party or their successors, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

7. Transfer by Pledgor. Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Securities or any interest therein.

8. Attorney-in-Fact. Secured Party or its successor is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Secured Party reasonably may deem necessary or advisable to accomplish the purposes hereof.

9. Miscellaneous. Secured Party and its assigns shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Pledge Agreement. Neither this Pledge Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Pledge Agreement shall be binding upon the successors and assigns of Pledgor. The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon, without regard to the conflicts of laws rules thereof. This Pledge Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be executed and delivered on the date first above written.

PLEDGOR

Microvision, Inc.

By:	/s/ RICHARD F. RUTKOWSKI
	Name:	Richard F. Rutkowski
	Title:	Chief Executive Officer

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